       MORGAN STANLEY INSTITUTIONAL FUNDS, TRUST - MID CAP VALUE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

                                                                        Amount of     % of     % of
                                          Offering         Total        Shares     Offering    Funds
  Security      Purchase/     Size of     Price of       Amount of     Purchased   Purchased   Total                     Purchased
  Purchased    Trade Date    Offering      Shares        Offering       By Fund     By Fund    Assets      Brokers          From
  ---------    ----------    --------     --------    --------------   ---------   ---------   ------ ---------------   ------------
CIT Group Inc.  04/21/08         -        $11.00      $1,001,000,000      10,738      0.01%    0.07%      JPMorgan,       JPMorgan
                                                                                                           Morgan        Securities
                                                                                                          Stanley,
                                                                                                           Lehman
                                                                                                          Brothers,
                                                                                                            Citi